UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

EQT Exeter Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-273163	88-4108741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center 100 Matsonford Road, Suite 250
Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 828-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2026, EQT Exeter Real Estate Income Trust, Inc. (the “Company”), EQT Exeter REIT Operating Partnership LP (the “Operating Partnership”), and EQT Real Estate, LLC (the “Adviser”) entered into an amendment (the “Amendment”) to the Amended and Restated Advisory Agreement, dated March 19, 2024, as renewed and extended pursuant to the Renewal Agreement of Amended and Restated Advisory Agreement, dated July 31, 2024, as amended pursuant to Amendment No. 1 to the Amended and Restated Advisory Agreement, dated February 27, 2025, and as further renewed and extended pursuant to the Second Renewal Agreement of Amended and Restated Advisory Agreement, dated July 31, 2025 (collectively, the “Advisory Agreement”).

Under the Advisory Agreement, the Adviser agreed to advance all of the Company’s organization and offering expenses on the Company’s behalf (excluding upfront selling commissions, dealer manager fees and distribution fees) through March 19, 2026, the second anniversary of the date on which the Company broke escrow in its public offering, at which point the Company was to reimburse the Adviser for all such advanced expenses ratably over the 60 months following March 19, 2026. In addition, the Adviser agreed to advance on the Company’s behalf certain of the Company’s general and administrative expenses through the earlier of (a) the first date that the aggregate net asset value (“NAV”) of the Company’s outstanding shares of common stock, along with Operating Partnership units held by parties other than the Company, reached $1.0 billion and (b) March 19, 2026, the second anniversary of the date on which the Company broke escrow for its public offering, at which point the Company was to reimburse the Adviser for all such advanced expenses ratably over the 60 months following such date.

The Amendment extends the period over which the Adviser will advance such expenses and makes a corresponding adjustment to the Company’s obligation to reimburse such advanced expenses. Pursuant to the Amendment, the Adviser will advance the organization and offering expenses described above through March 19, 2027, the third anniversary of the date on which the Company broke escrow in its public offering, at which point the Company will reimburse the Adviser for all such expenses ratably over the 60 months following March 19, 2027. In addition, under the Amendment, the Adviser will advance on the Company’s behalf certain of the Company’s general and administrative expenses through the earlier of (a) the first date that the aggregate NAV of the Company’s outstanding shares of common stock, along with Operating Partnership units held by parties other than the Company, reaches $1.0 billion and (b) March 19, 2027, the third anniversary of the date on which the Company broke escrow for its public offering, at which point the Company will reimburse the Adviser for all such advanced expenses ratably over the 60 months following such date.

Item 7.01 Regulation FD Disclosure.

February 2026 Distributions

On February 27, 2026, the Company declared distributions for each outstanding class of its common stock in the amount per share set forth below:

	February 28, 2026 Record Date Distribution
	Gross Distribution	Distribution Fee	Net Distribution
Class E Common Stock	$0.04326	$-	$0.04326
Class I Common Stock	$0.04326	$-	$0.04326
Class A-I Common Stock	$0.04326	$-	$0.04326
Class A-II Common Stock	$0.04326	$-	$0.04326
Class T Common Stock	$0.04326	$(0.00710)	$0.03616

As of February 27, 2026, the Company had no outstanding shares of Class S or Class D common stock. The net distributions for each class of common stock (which represents the gross distributions less distribution fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on the record date set forth above. These distributions will be paid on or about March 10, 2026 and will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment No. 2, dated February 24, 2026, to the Amended and Restated Advisory Agreement, dated March 19, 2024, as renewed and extended pursuant to the Renewal Agreement of Amended and Restated Advisory Agreement, dated July 31, 2024, as amended pursuant to Amendment No. 1 to the Amended and Restated Advisory Agreement, dated February 27, 2025, and as further renewed and extended pursuant to the Second Renewal Agreement of Amended and Restated Advisory Agreement, dated July 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 27, 2026	EQT Exeter Real Estate Income Trust, Inc.
		By:	/s/ J. Peter Lloyd
		Name:	J. Peter Lloyd
		Title:	Chief Financial Officer and Director
(Principal Financial Officer)